UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2016

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 26, 2016, Cedar Realty Trust, Inc. (the “Company”) will file with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement in connection with a proposed public offering of shares of its common stock (the “Offering”). The Offering is being made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the SEC.

The preliminary prospectus supplement includes a discussion of the Company’s recent developments as follows:

Recent Developments

Portfolio Transactions

On May 4, 2016, we acquired Glenwood Village, located in Bloomfield, New Jersey. The purchase price for the property, which was unencumbered, was $19.5 million.

On February 25, 2016, we acquired Shoppes at Arts District, located in Hyattsville, Maryland. The purchase price for the property was $20.5 million, of which $8.5 million was funded from the assumption of a mortgage loan payable bearing interest at the rate of 5.2% per annum and maturing in April 2022.

On February 11, 2016, we sold Liberty Marketplace, located in Dubois, Pennsylvania, at a sales price of $15.0 million.

Debt Transactions

On July 1, 2016, we repaid a $4.6 million mortgage loan secured by Hamburg Square, located in Hamburg, Pennsylvania.

On June 26, 2016, we repaid a $10.0 million mortgage loan secured by West Bridgewater Plaza, located in West Bridgewater, Massachusetts.

On May 3, 2016, we refinanced an existing $40.3 million mortgage loan payable secured by Franklin Village Plaza with a new $50.0 million mortgage loan payable, bearing interest at the rate of 3.9% per annum and maturing in June 2026.

On April 26, 2016, we closed a new $100 million unsecured term loan maturing April 26, 2023 (none of which was borrowed at closing). Proceeds from the term loan can be drawn at any time from closing until October 26, 2016. Interest on borrowings under the term loan can range from LIBOR plus 165 to 225 bps (165 bps on April 26, 2016), based on our leverage ratio. Additionally, we entered into a forward interest rate swap agreement which will convert the LIBOR rate to a fixed rate for the term loan beginning November 1, 2016 through its maturity. As a result, the effective fixed interest rate will be 3.2%, based on our leverage ratio at March 31, 2016.

On March 10, 2016, we repaid a $953,000 mortgage loan secured by Gold Star Plaza, located in Shenandoah, Pennsylvania.

Preliminary Results for the Three Months Ended June 30, 2016

We are currently in the process of finalizing our consolidated financial results for the three months ended June 30, 2016. Based on preliminary unaudited information, we expect each of net income, Funds from Operations, or FFO, and Operating FFO, for the three months ended June 30, 2016 to be in the following range:

	Range Three Months Ended June 30, 2016
Estimated net income, per diluted share	$0.01	$0.02
Estimated real estate depreciation and amortization, per diluted share	0.13	0.13

Funds From Operations (FFO) per diluted share	0.13	0.14
Estimated acquisition costs per diluted share	0.01	0.01

Operating Funds From Operations (Operating FFO), per diluted share*	$0.14	$0.15

*	Based on 85,694,000 weighted average number of diluted shares of common stock. Individual items may not add up to total due to rounding and omission of immaterial reconciling items.

In addition, we expect:

•	Same-property net operating income, or NOI, to increase approximately 1.5%, excluding redevelopments, and approximately 0.6%, including redevelopments, compared to the same prior period in 2015.

•	Signed 30 comparable leases for 131,600 square feet with a positive lease spread of 8.4% on a cash basis. The average new rent on these comparable leases is $15.65 per square foot compared to the previous rent of $14.52 per square foot.

•	Total portfolio and same-property portfolio to be 91.2% and 91.6% leased, respectively, at June 30, 2016, compared to 93.2% and 93.6% leased, respectively, at June 30, 2015. The decrease in leased percentages are primarily the result of four anchor vacancies that occurred in the fourth quarter of 2015.

We have not yet completed the preparation of our financial statements for the quarter ended June 30, 2016. The preliminary financial data included above has been prepared by us, and our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this information. Our independent registered public accounting firm is in the process of conducting its review of our financial statements for the three months ended June 30, 2016. This review could result in changes to the preliminary results indicated above. No assurance can be made that our actual results for the three months ended June 30, 2016 will be consistent with the foregoing estimates and you should not view these estimates as a substitute for full interim financial statements prepared in accordance with generally accepted accounting principles, or GAAP.

FFO is a widely recognized supplemental non-GAAP measure utilized to evaluate the financial performance of a REIT. We presents FFO in accordance with the definition adopted by the National Association of Real Estate Investments Trusts, or NAREIT. NAREIT generally defines FFO as net income attributable to common shareholders (determined in accordance with GAAP), excluding gains (losses) from sales of real estate properties, impairment provisions on real estate properties, plus real estate related depreciation and amortization, and adjustments for partnerships and joint ventures to reflect FFO on the same basis. We consider FFO to be an appropriate measure of our financial performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than other depreciable assets.

We also consider Operating FFO to be an additional meaningful financial measure of financial performance because it excludes items we believe are not indicative of our core operating performance, such as acquisition costs, amounts relating to early extinguishment of debt and preferred stock redemption costs, management transition costs and certain redevelopment costs. We believe Operating FFO further assists in comparing our performance across reporting periods on a consistent basis by excluding such items.

FFO and Operating FFO should be reviewed with GAAP net income (loss) attributable to common shareholders, the most directly comparable GAAP financial measure, when trying to understand our operating performance. FFO and Operating FFO do not represent cash generated from operating activities and should not be considered as an alternative to net income attributable to common shareholders or to cash flow from operating activities. Our computations of FFO and Operating FFO may differ from the computations utilized by other REITs and, accordingly, may not be comparable to such REITs.

Same-property NOI is a widely-used non-GAAP financial measure for REITs that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors as it provides an indication of the recurring cash generated by the Company’s properties by excluding certain non-cash revenues and expenses, as well as other infrequent items such as lease termination income which tends to fluctuate more than rents from year to year. Properties are included in same-property NOI if they are owned and operated for the entirety of both periods being compared, except for properties undergoing significant redevelopment and expansion until such properties have stabilized, and properties classified as held for sale. Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from same-property NOI. The most directly comparable GAAP financial measure is consolidated operating income. Same-property NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, same-property NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company’s peers, and thus may not provide an adequate basis for comparison between REITs.

In addition, on July 26, 2016, the Company issued a press release announcing that it had commenced the Offering, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Company’s securities, including, without limitation, those securities proposed to be offered and sold pursuant to the preliminary prospectus and registration statement described above.

Item  9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated July 26, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2016

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO